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                                                                  EXHIBIT 10.2.7

                         CONSULTING SERVICES AGREEMENT

     Effective August 30, 1999, ("Effective Date") Linuxcare, Inc., a Delaware corporation with offices at 6034 Fulton Street, San Francisco, CA 94121 ("Linuxcare") and Macmillan USA, Inc., a Maryland corporation (the "Company" or "Macmillan") with offices at 201 West 103 Street, Indianapolis, IN 42690, agree as follows (the "Agreement"):

     1.  Services. Linuxcare shall use reasonable commercial efforts to
         --------
undertake and complete the technical support services specified in Schedule A ("Services") in accordance with and substantially on the schedule specified therein. However, the Company understands that Linuxcare's performance is dependent in part on the Company's cooperation with Linuxcare and Company's provision of materials and data necessary for Linuxcare to complete the Services. Accordingly, dates or time periods relevant to performance by Linuxcare hereunder shall be appropriately and equitably extended to account for any delays due to the Company. From time to time Company may propose additional services that it wants Linuxcare to perform by providing an amended Schedule A. Linuxcare will review such amended Schedule A reasonably and in good faith and discuss with Company the proposed addition; each addition will become effective upon signature by both parties hereto. Linuxcare may either perform the Services itself, or through subcontractors, but the use of such subcontractors shall only be permitted with the written consent of the Company. Linuxcare shall be solely responsible for the selection and supervision of all subcontractors.

     2.  Payment and Forecast.
         --------------------

         a. Company shall make payments to Linuxcare for Services in accordance with Schedule A. Each payment will be made in U.S. dollars in and from the United States and will be made no later than forty five (45) days from the receipt of Linuxcare's invoice for such amounts. Such amounts shall be billable to Company each month for time spent in the immediately preceding month and shall be submitted with a detailed report describing such Services rendered. Company shall be responsible for any such taxes that accrue with the exception of taxes on Linuxcare's net income. No payment to Linuxcare will be made with government funds.

         b.  Linuxcare acknowledges and agrees that, except as provided in this
Section 2, it shall not be entitled to, and the Company shall not be obligated to pay, any monies or other compensation for the Services provided and rights granted under this Agreement.

         c. Company shall provide a forecast to Linuxcare of the estimated number of hours of Services per month needed hereunder in accordance with Schedule A prior to the commencement of each calendar quarter.

     3.  Ownership. As between the parties, Company will retain or own all
         ---------
right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights and

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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other rights throughout the world (collectively, "Intellectual Property
Rights")) in its Proprietary Information (as defined below) and in the results that may be produced as part of the Services rendered hereunder ("Results"), provided that Company shall have no ownership of or license to any Developer Stock except as may be set forth in a license agreement executed between the parties. "Developer Stock" means Linuxcare's Proprietary Information, preexisting software, engines, development tools and routines, as well as derivatives and modifications thereof; provided that if any such derivative or modification is made in the course of performance under this Agreement, then it will qualify as Developer Stock only if it (a) has substantially the same functionality as other Developer Stock and (b) has general applicability apart from the Services. The parties hereby make any assignments necessary to achieve the foregoing ownership provisions and will reasonably assist each other in perfecting such ownership.

     4.   Representations and Warranties.
          ------------------------------

          a. Linuxcare represents and warrants that: (i) the Services shall be performed and Results created in accordance with, and shall not violate, applicable laws, rules or regulations, and standards prevailing in the industry;
(ii) Linuxcare has full power and authority to enter into and perform its obligations under this Agreement; this Agreement is a legal, valid, and binding obligation of Linuxcare, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally and equitable remedies); and (iii) entering into this Agreement will not violate the Charter or By-laws of Linuxcare or any material contract to which it is a party:

          b. The Company represents and warrants that: (i) it has full power and authority to enter into and perform its obligations under this Agreement;
(ii) this Agreement is a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally and equitable remedies); and (iii) entering into this Agreement will not violate the Charter or By-laws of the Company or any material contract to which it is a party.

          c. Indemnity by Linuxcare. Linuxcare will defend or settle, at its sole expense, any action brought against Company, to the extent based on a third party claim that the Services or Results provided by Linuxcare infringe any third party U.S. patent, trademark, copyright or other proprietary right. Linuxcare will indemnify, hold harmless and pay any settlement and other costs and damages incurred by Company as a result of such claim; provided that Linuxcare is (i) promptly informed in writing of such claim and action; (ii) given exclusive authority and control to defend, settle or otherwise remove or avoid such claim and action; and (iii) provided with all reasonable assistance that it requests in connection with such claim and action. Linuxcare shall not be responsible for costs or expenses incurred without its prior written authorization. The remedy set forth in this Section 4c shall not apply to the extent that such infringement claim arises from (i) use of the Results in a manner for which it was not intended, (ii) use of the Results with any equipment, hardware or software where the Results would not have infringed such rights; (iii) modifications by or at the direction or request of Company or its end users; (iv) willful infringement by Company or its end users; (v) the negligence or misconduct of Company or its end users; or (vi) breach of this Agreement or a Linux license by a

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party other than Linuxcare. Linuxcare shall have no obligation or responsibility under this Section 4c for damages, costs, expenses and other losses to the extent that Company knew of the possibility of, and failed to take reasonable actions to, prevent or mitigate such losses, costs, expenses and damages. In the event that Linuxcare reasonably believes that any aspect of the Services or Results may infringe any intellectual property rights, Linuxcare may, at its option, (i) procure for Company the right to continue obtain such Services; (ii) modify the Service or Results to avoid such infringement; or (iii) immediately terminate this Agreement. SECTION 4c STATES THE ENTIRE LIABILITY AND OBLIGATION OF LINUXCARE AND THE EXCLUSIVE REMEDY OF COMPANY WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

     5.   Confidentiality. Each party agrees that all code, inventions,
          ---------------
algorithms, know-how and ideas and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). All software, engines, tools and techniques used by Linuxcare to perform the Services shall be Proprietary Information of Linuxcare. The parties hereto agree and acknowledge that all Results shall be Proprietary Information of Company. Except as expressly and unambiguously allowed herein, the receiving party, with respect to the disclosing party's Proprietary Information, will: (i) hold such Proprietary Information in strict confidence; (ii) not disclose such Proprietary Information to any third party (except subcontractors) without the disclosing party's consent; (iii) use diligent efforts to protect such Proprietary Information, such efforts to be no less than the efforts used by disclosing party to protect its own similar confidential and proprietary materials; and,
(iv) similarly bind its employees and subcontractors in writing. The receiving party shall not be obligated under this Section 5 with respect to information the receiving party can document:

          (1) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

          (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

          (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

          (4) was independently developed by employees or consultants of the receiving party without access to such Proprietary Information; or

          (5) must be disclosed in order to comply with any relevant law, regulation, or judicial order.

     The parties hereby acknowledge that any breach of this Section 5 will cause irreparable harm to the disclosing party, and that damages will not be an adequate remedy for such a breach. Accordingly, the parties hereby agree that the injured party will be free to seek equitable relief for such a breach, including preliminary injunction if appropriate, without need to post a bond.

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     6.   Limited Liability.
          -----------------

          a. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, LINUXCARE SHALL NOT BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER OR (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS OR (III) FOR LOSS OR CORRUPTION OF DATA OR INTERRUPTED USE.

          b. NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT. NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. NOTHING IN THIS SECTION 6B SHALL AFFECT THE PARTIES' RIGHTS AND OBLIGATIONS UNDER SECTION 4C.

     7.  Warranty and Disclaimer. Linuxcare represents and warrants to Company
         -----------------------
that the Services performed under this Agreement will be performed in a professional and workman-like manner. EXCEPT AS STATED IN THIS AGREEMENT, LINUXCARE MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY DEVELOPER STOCK, ANY DELIVERABLE OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. COMPANY'S AND END USER'S SOLE AND EXCLUSIVE REMEDY, AND LINUXCARE'S SOLE AND EXCLUSIVE LIABILITY, FOR ANY BREACH OF THE FOREGOING WARRANTY IS LINUXCARE'S COMMERCIALLY REASONABLE EFFORTS TO RE-PERFORM THE SERVICES AT NO ADDITIONAL COST TO COMPANY.

     8.   Term and Termination.
          --------------------

          a. The term of this Agreement shall be for one (1) year from the date hereof or until terminated in accordance with the express terms of this Agreement.

          b. Either party may terminate this Agreement upon 30 days notice to the other party of a breach of this Agreement unless such breach is cured within that period. Termination under this Section 7(a) shall be Company's sole remedy for any delay or failure by Linuxcare to perform Services under this Agreement.

          c. Company may terminate this Agreement at any time upon sixty (60) days notice to Linuxcare, provided that Company pays all accrued amounts due for Services rendered up to the effective date of such termination.

          d. Sections 3 through 7 of this Agreement, any accrued rights to payment, and any remedies for breach of this Agreement shall survive termination or expiration of this Agreement.

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     9.   Publicity and Press Releases. Except to the extent necessary under
          ----------------------------
applicable laws or for ordinary marketing purposes, the parties agree that no press releases or other publicity relating to the substance of the matters contained herein will be made without joint approval.

     10.  Assignment. Neither party shall have any right or ability to assign,
          ----------
transfer, or sublicense any obligations or benefit under this Agreement without the written consent of the other except that a party may assign and transfer this Agreement and its rights and obligations hereunder to any third party who succeeds to substantially all its business or assets.

     11.  Notice. All notices under this Agreement shall be in writing, and
          ------
shall be deemed given when personally delivered or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

     12.  Independent Contractor. Linuxcare agrees to perform the Services
          ----------------------
hereunder solely as an Independent Contractor. The parties to this Agreement recognize that this Agreement does not create any actual or apparent agency, partnership, franchise, or relationship of employer and employee between the parties. Neither party is authorized to enter into or commit the other party to any agreements. Further, neither party shall be entitled to participate in any of the other party's benefits, including without limitation any health or retirement plans. The Company shall not be liable for Worker's Compensation, unemployment insurance, employers' liability, employer's FICA, social security, or withholding tax, for or on behalf of Linuxcare or any other person consulted or employed by Linuxcare in performing Services under this Agreement.

     13.  Miscellaneous.
          -------------

          a. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

          b. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

          c. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

          d. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

          e. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved

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party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

          f. No liability or loss of rights hereunder shall result to either party from delay or failure in performance (other than payment) caused by force majeure, that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, fire, flood, war, government action, compliance with laws or regulations (including, without limitation, those related to infringement), strikes, lockouts or other serious labor disputes, or shortage of or inability to obtain material or equipment.

          g. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT.

                                         LINUXCARE

                                         /s/ Signature Illegible

                                         By  _______________

                                         Address: 6034 Fulton St.
                                         San Francisco, CA 94121

                                         MACMILLAN USA, INC.

                                         /s/ Signature Illegible

                                         By  _______________

                                         Address: 201 W 103RD ST
                                         INDIANAPOLIS IN 46290
                                         ---------------------

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                                  SCHEDULE A

                                   SERVICES
                                   --------

1. SERVICES: During the term of this Agreement, Linuxcare shall provide technical support services to support end users of Macmillan Mandrake-branded and Quake-branded products.

     Hours. Linuxcare support personnel will be available to provide support to
     -----
     end users 24 hours a day/ 7 days a week.

     Language. Support will be provided only in English.
     --------

     Method. Linuxcare shall provide standard support to end users via world
     ------
wide web, e-mail and facsimile. In addition, Linuxcare shall make telephonic support available at the cost of * for the first minute a call for telephone support and * for each additional minute of such telephone call.

     Resolution. Linuxcare will send an end user a resolution for an incident or
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a report detailing the status of resolution efforts within 24 hours of Linuxcare being notified of the incident by end users.

     Company Personnel. Linuxcare will provide technical support to the
     -----------------
following two Company personnel: (1) Steve Schafer and (2) Jim Lefevere. Such personnel may be changed by Company upon written notice to Linuxcare so long as only two persons shall have such access. Linuxcare shall have no obligation to provide support to additional Company personnel.

     End User Assistance. Linuxcare's Services under this Agreement are
     -------------------
conditional upon end user and Company providing reasonable assistance to Linuxcare, including without limitation: (i) end users providing Linuxcare with accurate information regarding an incident; and (ii) end users taking all steps necessary to carry out procedures for the rectification of errors or malfunctions.

     Escalation. Where a reported incident meets the following guidelines, such
     ----------
incident shall be escalated to the status of "Linuxcare Professional Services" and the parties may mutually agree in a separate writing upon the terms and conditions under which Linuxcare will provide such services, including without limitation, additional fees to be charged by Linuxcare.

     Eligibility of Software. Linuxcare Services shall not include services
     -----------------------
requested as a result of, or with respect to, the following, and any such services if provided by Linuxcare shall be provided (if at all) as part of a separate Linuxcare Professional Services contract:

          (i) accident; unusual physical, electrical or electromagnetic stress; neglect; misuse; failure of electric power, air conditioning or humidity control; failure of rotation media;

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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operation of the Software with other media not meeting or not maintained in accordance with the manufacturer's specifications; or causes other than ordinary use;

          (ii) improper installation by End User or use of the software that deviates from any operating procedures established by Company; or

          (iii) modification, alteration or addition or attempted modification, alteration or addition of the software undertaken by persons other than Company or Company's authorized representatives.

     Hardware Support:
     ----------------

     For Linux Operating System products, Linuxcare shall provide support in the following areas: (i) installation of Linux distribution and (ii) installation and support of drivers located on Linux distribution CD's.

     For Quake and Quake II products, Linuxcare shall provide the following support: (i) installation of Quake on hardware which meets the minimum specifications for systems as set forth in the applicable documentation, and
(ii) configuration of support for hardware devices support by Quake CD's.

     For Oracle Products, Linuxcare shall provide the following support: (i) installation of Oracle on hardware which meets the minimum specifications for systems as set forth in the applicable documentation, and (ii) configuration of support for hardware devices support by Oracle.

2    FEES AND FORECAST. The fees for Services (exclusive of telephone support
     -----------------
which is calculated separately in accordance with Section 1 above) will be calculated based upon the following service level matrix:


     LEVEL     HOURS OF SERVICE           FEES
               DURING A CALENDAR MONTH


      1        0-125 hours                     * per/hr
      2        126-150 hours                   * per/hr
      3        151-175 hours                   * per/hr
      4        176-200 hours                   * per/hr
      5        201-225 hours                   * per/hr
      6        226-250 hours                   * per/hr
      7        251-300 hours                   * per/hr
      8        301-350 hours                   * per/hr
      9        351-400 hours                   * per/hr
     10        Over 401 hours                  * per/hr

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     Fee Calculation. Fees will be charged based upon the cumulative actual
     ---------------
number of hours of Service provided by Linuxcare each month. For example, if Company utilized 306 hours of Service during a calendar month, Company would be
obligated to pay Linuxcare U.S.   (306 hours charged at   per hour) or if
Company utilized 224 hours of Service during a calendar month, Company would be
obligated to pay Linuxcare U.S. $   (224 hours charged at    per hour).

     Forecasts. No more than seven days prior to each calendar quarter, Company
     ---------
shall provide notice to Linuxcare of the estimated hours of Service for each month during the next calendar quarter ("Forecast"). This Forecast will be non-binding on the level of hourly support required hereunder, but will constitute Company's good faith estimate of its use of Linuxcare Services.

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